Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Third Quarter 2009 Results

LAKE FOREST, IL, November 4, 2009 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ Service and solutions company, today announced financial results for the third quarter ended September 26, 2009.

For the third quarter of 2009, total revenue was $22.7 million and the net loss was $2.2 million. The net loss available to common shareholders was $0.19 per share. eLoyalty realized “Adjusted Earnings1” income of $0.2 million for the third quarter of 2009. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Nine Months Ended
(000’s)	9/26/2009	9/27/2008	% Change	9/26/2009	9/27/2008	% Change
Revenue:
Managed Services	$12,651	$10,516	20%	$35,438	$30,720	15%
Consulting Services	7,037	7,682	-8%	24,326	27,049	-10%

Services Revenue	19,688	18,198	8%	59,764	57,769	3%
Product	1,977	956	107%	14,847	5,851	154%

Net Revenue	21,665	19,154	13%	74,611	63,620	17%
Reimbursed expenses	1,033	941		2,996	2,487

Total Revenue	$22,698	$20,095	13%	$77,607	$66,107	17%

Q3 2009 Highlights

•	Achieved record $12.7m of Managed Services Revenues

•	Realized 18% sequential growth in BA Subscriptions

•	Experienced record ICS Managed Services Revenues

•	Achieved strong year over year P&L improvement

•	Generated $2.0m Cash

•	Increased Managed Services Backlog[2] by 46% year over year

Fourth Quarter 2009 Guidance

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

eLoyalty currently expects its Fourth Quarter 2009 Services revenues will be approximately $20.0 million.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, November 4, 2009. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until November 19, 2009 by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 36091484.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $13.1m in 2009; $36.5m in 2010; $24.6m in 2011; $28.0m in 2012 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 26, 2009	Sept. 27, 2008	Sept. 26, 2009	Sept. 27, 2008
Revenue:
Services	$19,688	$18,198	$59,764	$57,769
Product	1,977	956	14,847	5,851

Revenue before reimbursed expenses (net revenue)	21,665	19,154	74,611	63,620
Reimbursed expenses	1,033	941	2,996	2,487

Total revenue	22,698	20,095	77,607	66,107

Operating expenses:
Cost of services	12,507	11,673	38,027	38,598
Cost of product	1,353	1,041	12,470	4,865

Cost of revenue before reimbursed expenses	13,860	12,714	50,497	43,463
Reimbursed expenses	1,033	941	2,996	2,487

Total cost of revenue, exclusive of depreciation and amortization shown below:	14,893	13,655	53,493	45,950
Selling, general and administrative	8,870	10,608	27,609	33,285
Severance and related costs	276	686	1,028	1,138
Depreciation and amortization	1,114	1,094	3,373	3,149

Total operating expenses	25,153	26,043	85,503	83,522

Operating loss	(2,455)	(5,948)	(7,896)	(17,415)
Interest and other income (expense), net	287	(95)	93	(13)

Loss before income taxes	(2,168)	(6,043)	(7,803)	(17,428)
Income tax benefit (provision)	18	(27)	(16)	(76)

Net loss	(2,150)	(6,070)	(7,819)	(17,504)
Dividends related to Series B convertible preferred stock	(322)	(324)	(969)	(973)

Net loss available to common stockholders	$(2,472)	$(6,394)	$(8,788)	$(18,477)

Basic net loss per common share	$(0.19)	$(0.63)	$(0.66)	$(1.93)

Diluted net loss per common share	$(0.19)	$(0.63)	$(0.66)	$(1.93)

Shares used to calculate basic net loss per share	13,317	10,171	13,218	9,562

Shares used to calculate diluted net loss per share	13,317	10,171	13,218	9,562

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$34	$682	$419	$2,682
Selling, general and administrative	1,222	2,376	4,262	9,144
Severance and related costs	—	58	248	103

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 26, 2009	December 27, 2008
ASSETS:
Current Assets:
Cash and cash equivalents	$29,397	$27,064
Restricted cash	3,746	3,655
Receivables, (net of allowances of $79 and $107)	11,394	10,005
Prepaid expenses	11,518	7,783
Other current assets	2,309	1,251

Total current assets	58,364	49,758
Equipment and leasehold improvements, net	6,978	6,424
Goodwill	2,643	2,643
Intangibles, net	493	611
Other long-term assets	8,905	4,787

Total assets	$77,383	$64,223

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$3,638	$3,904
Accrued compensation and related costs	5,979	4,994
Unearned revenue	20,981	11,525
Other current liabilities	4,859	4,647

Total current liabilities	35,457	25,070
Long-term unearned revenue	13,522	5,274
Other long-term liabilities	2,060	2,572

Total liabilities	51,039	32,916

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,617,309 and 3,619,537 shares issued and outstanding with a liquidation preference of $19,417 and $19,107 at September 26, 2009 and December 27, 2008, respectively	18,448	18,460

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,843,887 and 14,152,702 shares issued at September 26, 2009 and December 27, 2008, respectively; and 14,210,245 and 13,661,746 outstanding at September 26, 2009 and December 27, 2008, respectively	148	142
Additional paid-in capital	202,477	198,853
Accumulated deficit	(188,020)	(180,201)
Treasury stock, at cost, 633,642 and 490,956 shares at September 26, 2009 and December 27, 2008, respectively	(3,172)	(2,457)
Accumulated other comprehensive loss	(3,537)	(3,490)

Total stockholders’ equity	7,896	12,847

Total liabilities and stockholders’ equity	$77,383	$64,223

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Sept. 26, 2009	Sept. 27, 2008
Cash Flows from Operating Activities:
Net loss	$(7,819)	$(17,504)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,373	3,149
Stock-based compensation	4,681	11,826
Provision for uncollectible amounts	10	(16)
Severance and related costs	248	229
Changes in assets and liabilities:
Receivables	(1,339)	2,110
Prepaid expenses	(8,323)	(325)
Other assets	(1,456)	(2,836)
Accounts payable	(270)	2,391
Accrued compensation and related costs	957	(903)
Unearned revenue	17,678	2,081
Other liabilities	(502)	2

Net cash provided by operating activities	7,238	204

Cash Flows from Investing Activities:
Capital expenditures and other	(2,987)	(641)
Sale of short-term investments	337	—

Net cash used in investing activities	(2,650)	(641)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(994)	(538)
Acquisition of treasury stock	(715)	(3,123)
Payment of Series B convertible preferred stock dividends	(648)	(1,317)
Increase in restricted cash	(91)	(1,200)
Proceeds from stock options and employee stock purchase plans	112	287
Rights offering, net	—	14,898

Net cash (used in) provided by financing activities	(2,336)	9,007

Effect of exchange rate changes on cash and cash equivalents	81	(131)

Increase in cash and cash equivalents	2,333	8,439
Cash and cash equivalents, beginning of period	27,064	21,412

Cash and cash equivalents, end of period	$29,397	$29,851

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$865	$1,986
Capital equipment purchased on credit	865	1,986
Change in net unrealized security loss	(108)	(211)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(293)	$(367)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 26, 2009	Sept. 27, 2008	Sept. 26, 2009	Sept. 27, 2008
GAAP — Operating loss	$(2,455)	$(5,948)	$(7,896)	$(17,415)

Add back (reduce) the effect of:
Stock-based compensation	1,256	3,058	4,681	11,826
Severance and related costs	276	686	1,028	1,138
Depreciation and amortization	1,114	1,094	3,373	3,149

Adjusted earnings measure — income (loss)	$191	$(1,110)	$1,186	$(1,302)